Exhibit 99.1

Popular, Inc. Announces Pricing of Public Offering of $300,000,000 Principal Amount of 6.125% Senior Notes due 2023

SAN JUAN, Puerto Rico--(BUSINESS WIRE)--September 11, 2018--Popular, Inc. (“Popular”) (NASDAQ:BPOP) announced today that it has agreed to sell an aggregate of $300,000,000 principal amount of its 6.125% Senior Notes due 2023 (the “Senior Notes”). Popular intends to use the net proceeds from the offering plus available cash to redeem $450 million aggregate principal amount of its outstanding 7.00% Senior Notes due on July 1, 2019.

The Senior Notes will bear interest at a rate of 6.125% per year, payable on March 14 and September 14 of each year, commencing on March 14, 2019. The Senior Notes will mature on September 14, 2023.

J.P. Morgan Securities LLC, Barclays Capital Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are acting as joint book-running managers of the offering. Popular Securities, LLC is acting as one of the co-managers of the offering. The offering is being conducted as a public offering by means of a prospectus supplement filed as part of an effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”) on Form S-3. Popular expects to close the offering on or about September 14, 2018.

Before investing in the offering, interested parties should read the prospectus supplement and the accompanying prospectus for the offering and the other documents Popular has filed with the SEC, which are incorporated by reference in the prospectus supplement and the accompanying prospectus and provide more complete information about Popular and the offering. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk or by calling (212)-834-4533; Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration or by calling (888) 603-5847; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department or by calling (866) 471-2526; Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division or by calling (866) 471-2526. Electronic copies of the prospectus supplement may be obtained by visiting EDGAR on the SEC’s website at http://www.sec.gov/.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release is being issued pursuant to and in accordance with Rule 134 under the Securities Act of 1933, as amended. Any offer, if at all, will be made only by means of a prospectus supplement and the accompanying prospectus, forming a part of the effective registration statement.

About Popular, Inc.

Popular, Inc. is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. Virgin Islands. Popular also offers in Puerto Rico auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those about Popular’s business, financial condition, results of operations, plans, objectives, and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond Popular’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include without limitation the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital market conditions, capital adequacy and liquidity, the effect of legal proceedings and new accounting standards on Popular’s financial condition and results of operations, the impact of Hurricanes Irma and Maria on us, our ability to successfully integrate the auto finance business acquired from Wells Fargo & Company, as well as the unexpected costs, including, without limitation, costs due to exposure to any unrecorded liabilities or issues not identified during the due diligence investigation of the business or that are not subject to indemnification or reimbursement, and risks that the business may suffer as a result of the transaction, including due to adverse effects on relationships with customers, employees and service providers. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect Popular’s future results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018. Our filings are available on Popular’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). Popular assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

CONTACT:
Popular, Inc.
Investor Relations:
Brett Scheiner, 212-417-6721
Investor Relations Officer
BScheiner@BPOP.com
or
Media Relations:
Teruca Rullán, 787-281-5170
Mobile: 917-679-3596
Senior Vice President, Corporate Communications